UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Equity Underwriting Agreement

On December 3, 2013, Access Midstream Partners, L.P. (the “Partnership”), Access Midstream Partners GP, L.L.C., (the “General Partner”) and Access MLP Operating, L.L.C. (“MLP Operating,” and together with the Partnership and the General Partner, the “Partnership Parties”), GIP II Eagle Holdings Partnership, L.P. (“Eagle Holdings”) and GIP II Eagle 2 Holding, L.P. (“GIP Eagle 2” and, together with Eagle Holdings, the “Selling Unitholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as the underwriter named therein (the “Underwriter”), providing for the offer and sale by the Selling Unitholders (the “Offering”), and the purchase by the Underwriter, of 6,000,000 common units (the “Firm Units”) representing limited partner interests (the “Common Units”) in the Partnership, at a price to the public of $51.45 per Common Unit. In addition, the Partnership granted to the Underwriter the option for a period of 30 days to purchase up to an additional 900,000 Common Units (the “Additional Units”) on the same terms. The material terms of the Offering are described in the prospectus supplement, dated December 3, 2013 (the “Prospectus Supplement”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on December 5, 2013 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-185398), initially filed by the Partnership on December 12, 2012 (the “Registration Statement”).

On December 4, 2013, the Underwriter exercised its option in full with respect to the Additional Units. The Offering closed on December 9, 2013. The Partnership did not receive any of the proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the Selling Unitholders, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the Selling Unitholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, the Underwriter or certain of its affiliates have performed commercial banking, investment banking and advisory services for the Partnership and its affiliates and the Selling Unitholders and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriter or its affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates and the Selling Unitholders and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1*	Underwriting Agreement, dated December 3, 2013, among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., Access MLP Operating, L.L.C., GIP II Eagle Holdings Partnership, L.P., GIP II Eagle 2 Holding, L.P. and the Underwriter named therein.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: December 9, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1*	Underwriting Agreement, dated December 3, 2013, among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., Access MLP Operating, L.L.C., GIP II Eagle Holdings Partnership, L.P., GIP II Eagle 2 Holding, L.P. and the Underwriter named therein.

*	Filed herewith